Exhibit 107

Calculation of Filing Fee Table

S-1

(Form Type)

Picard Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	(1)(2)		$		$10,000,000	0.0001381	$1,381.00
Fees to Be Paid	Equity	Common Warrants	Other						0.0001381	$0.00
Fees to Be Paid	Equity	Pre-Funded Warrants	Other	(3)					0.0001381	$0.00
Fees to Be Paid	Equity	Common Stock underlying the Common Warrants	457(o)					$10,000,000	0.0001381	$1,381.00
Fees to Be Paid	Equity	Common Stock underlying the Pre-Funded Warrants	457(o)	(4)			$0.00	$0.00	0.0001381	$0.00
	Total Offering Amounts							$20,000,000		$2,762.00
	Total Fees Previously Paid									-
	Total Fee Offsets									-
	Net Fee Due									$2,762.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of Common Stock as may from time to time be issued after the date hereof as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)

The proposed maximum aggregate offering price of the Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants sold in the offering and the proposed maximum aggregate offering price of the Pre-Funded Warrants proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock sold in the offering, and, as such, the proposed maximum aggregate offering price of the Common Shares and Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $10,000,000.

(4)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the Pre-Funded Warrants because the Pre-Funded Warrants are being registered in the same registration statement as the Common Stock issuable upon exercise of the Pre-Funded Warrants.